Exhibit 99.1

CBC Settlement Funding Completes BBRVI 2016-A Private Placement Note Offering

Conshohocken, PA, July 11, 2016 —CBC Settlement Funding, LLC (“CBC”), a diversified consumer financial services company, is pleased to announce the completion of its sixth private placement note offering on July 8, 2016. These notes are collateralized by payments stemming from rights arising under court ordered structured settlements, court ordered lottery payments, and single premium investment annuities originated by CBC Settlement Funding, LLC.

CBC Settlement Funding, LLC CEO and Co-founder, William Skyrm noted that, “This placement demonstrates the predictability and strength of our financial platform and we are happy to see the continued interest from our investor base in our deferred payment receivables.” Mr. Skyrm concluded, “We are extremely pleased with the execution of this transaction offering an attractive consistent yield relative to the risk profile of the asset class.”

CBC, through its subsidiary BBRVI, LLC, issued $14,823,925 of fixed rate asset backed notes with a yield of 4.85%. “This placement continues to highlight our ability to access the financial markets with an offering size and product performance that is highly valued by our investors,” said James Goodman, President and Co-founder of CBC Settlement Funding, LLC.

ABOUT STRUCTURED SETTLEMENTS

Structured settlements are commonly used in the settlement of personal injury lawsuits to spread payouts over 10, 20 or 30 years. The secondary market for structured settlement annuity transfers is a highly regulated marketplace offering clients liquidity options for otherwise inflexible assets. In 2002, Congress passed IRC 5891 affirming the tax benefits of structured settlements but requiring compliance with all applicable state or federal laws. Today, 49 states have enacted structured settlement protection acts requiring court review and approval of each structured settlement transfer.

ABOUT CBC SETTLEMENT FUNDING, LLC.

CBC Settlement Funding, LLC is a Conshohocken, PA based purchaser of illiquid assets such as periodic structured settlement, annuity and other deferred payments. CBC is a wholly owned subsidiary of Englewood Cliffs, New Jersey based Asta Funding, Inc . (NASDAQ:ASFI) (Asta). CBC has purchased over $140 million in future payments from consumers, providing them with liquidity from their annuity backed assets. For more information, visit their website at http://www.cbcsettlementfunding.com

ABOUT ASTA

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is engaged in several business segments in the financial services industry including structured settlements through our 100% owned subsidiary CBC Settlement Funding, LLC (www.cbcsettlementfunding.com.), funding of personal injury claims, through our 80% owned subsidiary Pegasus Funding, LLC, social security and disability benefit advocates through our wholly owned subsidiary GAR Disability Advocates , LLC and the business of managing for its own account the servicing of distressed consumer receivables with the concentration of acquiring consumer receivables in the international sector. For additional information, please visit our website at http://www.astafunding.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding Asta’s and CBC’s future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about CBC or Asta that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect results and future performance include, without limitation, the ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect the collection of sufficient amounts on defaulted consumer receivables, the ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in Asta’s annual report on Form 10-K for the year ended September 30, 2015 and Asta’s other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

Contact:

James Goodman, President and Co-founder

CBC Settlement Funding, LLC

215-542-2132

181 Washington Ave., Suite 375 – Conshohocken, PA 19428

Phone: 877.386.3377 – Fax 215-434-6222

www.cbcsettlementfunding.com